EXECUTION COPY




         ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

This Assignment and Assumption of Purchase Agreement is made and entered into as of the 11th day of September, 2006, by AEI FUND MANAGEMENT, INC., a Minnesota corporation ("AEI"), to AEI INCOME & GROWTH FUND 24 LLC, a Delaware limited liability company ("AEI 24"); AEI FUND MANAGEMENT XVII, INC., a Minnesota corporation ("AEI XVII"); AEI INCOME & GROWTH FUND 26 LLC, a Delaware limited liability company ("AEI 26"); AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP, a Minnesota limited partnership ("AEI XXI"); AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP, a Minnesota limited partnership ("AEI XXII"); AEI ACCREDITED INVESTOR FUND V LP, a Minnesota limited partnership ("AEI V"); AEI ACCREDITED INVESTOR FUND 2002 LIMITED PARTNERSHIP, a Minnesota limited partnership ("AEI 2002").

                            RECITALS

     A. AEI is named as the "Purchaser" in that certain Purchase and Sale Agreement executed by and between APPLE INDIANA II LLC, APPLE PENNSYLVANIA LLC, APPLE WASHINGTON LLC, each a
Delaware limited liability company, and B.T. WOODLIPP, INC., a Pennsylvania corporation (collectively, "Seller") and dated July 10, 2006 (the "Purchase Agreement"), and has entered into the Purchase Agreement for the sole purpose of purchasing the real property located at the following addresses:

          1)   8310 East 96th Street, Fishers, Indiana ("Premises
               A")
          2)    109  South  Memorial Drive, New  Castle,  Indiana
               ("Premises B")
          3)   2659   East   Main  Street,  Plainfield,   Indiana
               ("Premises C")
          4)    1516  South  Washington  Street,  Crawfordsville,
                Indiana ("Premises D")
          5)    7345 East Washington Street, Indianapolis, Indiana
               ("Premises E")
          6)   425   Galleria   Drive,  Johnstown,   Pennsylvania
               ("Premises F")
          7) 850 Chippewa Town Center Drive, Beaver Falls, Pennsylvania ("Premises G")
          8)   130 River Road, Sequim, Washington ("Premises H")
          9)   1441   D   Street  Northeast,  Auburn,  Washington
               ("Premises I")

     B. AEI desires to assign its right, title and interest in the Purchase Agreement to AEI 24 with respect to the sale and purchase of Premises A; to AEI XVII with respect to the sale and purchase of Premises B; to AEI XVII with respect to the sale and purchase of Premises C; to AEI XVII with respect to the sale and purchase of Premises D; to AEI 26 and AEI XVII with respect to the sale and purchase of Premises E; to AEI XXI and AEI XXII with respect to the sale and purchase of Premises F; to AEI V with respect to the sale and purchase of Premises G; to AEI 2002 with respect to the sale and purchase of Premises H; and to AEI V with respect to the sale and purchase of Premises I.

     NOW, THEREFORE, in consideration of the above recitals, and good and valuable consideration received, AEI, sells, assigns, transfers, sets over and delivers unto AEI 24; AEI XVII; AEI 26; AEI XXI; AEI XXII; AEI V; and AEI 2002 all of its right, title and interest in and to the Purchase Agreement and AEI 24; AEI XVII; AEI 26; AEI XXI; AEI XXII; AEI V; and AEI 2002 assumes all of AEI's right, title and interest in and to the Purchase Agreement.

     IN   WITNESS  WHEREOF,  the  undersigned  has  caused   this
Assignment and Assumption of Purchase Agreement to be executed as of the date and year first above written.

                   (Signature Pages to Follow)

                              AEI FUND MANAGEMENT, INC.,
                              a Minnesota corporation

                              By:/s/ Robert P Johnson
                              Name:  Robert P Johnson
                                     Its: President



                              AEI INCOME & GROWTH FUND 24 LLC,
                              a Delaware limited liability
                              company

                              By:  AEI Fund Management XXI, Inc.,
                                   a Minnesota corporation,
                                   its Managing Member


                                   By: /s/ Robert P Johnson
                                   Name:   Robert P. Johnson
                                   Its:    President



                              AEI FUND MANAGEMENT XVII, INC.,
                              a Minnesota corporation


                                   By: /s/ Robert P Johnson
                                   Name:   Robert P. Johnson
                                   Its:    President



                              AEI INCOME & GROWTH FUND 26 LLC,
                              a Delaware limited liability
                              company

                              By:  AEI Fund Management XXI, Inc.,
                                   a Minnesota corporation,
                                   its Managing Member

                                   By: /s/ Robert P Johnson
                                   Name:   Robert P. Johnson
                                   Its:    President



                              AEI INCOME & GROWTH FUND XXI
                              LIMITED PARTNERSHIP,
                              a Minnesota limited partnership

                              By:  AEI Fund Management XXI, Inc.,
                                   a Minnesota corporation, its
                                   General Partner


                                   By: /s/ Robert P Johnson
                                   Name:   Robert P. Johnson
                                   Its:    President



                              AEI INCOME & GROWTH FUND XXII
                              LIMITED PARTNERSHIP,
                              a Minnesota limited partnership

                              By:  AEI Fund Management XXI, Inc.,
                                   a Minnesota corporation, its
                                   General Partner


                                   By: /s/ Robert P Johnson
                                   Name:   Robert P. Johnson
                                   Its:    President



                              AEI ACCREDITED INVESTOR FUND V LP,
                              a Minnesota limited partnership

                              By:  AEI Fund Management XVIII, Inc.,
                                   a Minnesota corporation, its
                                   General Partner


                                   By: /s/ Robert P Johnson
                                   Name:   Robert P. Johnson
                                   Its:    President






                              AEI ACCREDITED INVESTOR FUND 2002
                              LIMITED PARTNERSHIP,
                              a Minnesota limited partnership

                              By:  AEI Fund Management XVIII, Inc.,
                                   a Minnesota corporation, its
                                   General Partner


                                   By: /s/ Robert P Johnson
                                   Name:   Robert P. Johnson
                                   Its:    President












          APPLE INDIANA II LLC, APPLE PENNSYLVANIA LLC,
         APPLE WASHINGTON LLC, and B.T. WOODLIPP, INC.,
                            as Seller
                               and




                   AEI FUND MANAGEMENT, INC.,
                          as Purchaser




                   PURCHASE AND SALE AGREEMENT




                   Dated:  As of July 10, 2006










                        TABLE OF CONTENTS
                                                             Page


ARTICLE I DEFINITIONS                                           1

ARTICLE II PURCHASE AND SALE; LEASEBACK                         4

ARTICLE III [INTENTIONALLY OMITTED]                             7

ARTICLE IV DUE DILIGENCE                                        7

ARTICLE V CLOSING                                              11

ARTICLE VI CLOSING ADJUSTMENTS                                 15

ARTICLE VII COVENANTS OF SELLER                                15

ARTICLE VIII REPRESENTATIONS AND WARRANTIES                    16

ARTICLE IX NOTICES                                             21

ARTICLE X CONFIDENTIALITY                                      22

ARTICLE XI DAMAGE AND DESTRUCTION                              22

ARTICLE XII CONDEMNATION                                       24

ARTICLE XIII DEFAULT BY PURCHASER OR SELLER                    25

ARTICLE XIV MISCELLANEOUS PROVISIONS                           26



EXHIBITS AND SCHEDULES
EXHIBIT A   LEGAL DESCRIPTIONS
EXHIBIT B   ESCROW AGREEMENT
EXHIBIT C   FORM OF LEASE
EXHIBIT D   FOREIGN INVESTORS REAL PROPERTY
            TAX ACT CERTIFICATION AND AFFIDAVIT
EXHIBIT E   WIRE TRANSFER INSTRUCTIONS
EXHIBIT F   DUE DILIGENCE DOCUMENTS
SCHEDULE 4.3   PORTFOLIO VALUE


                   PURCHASE AND SALE AGREEMENT

          THIS PURCHASE AND SALE AGREEMENT is entered into as of the 10th day of July, 2006, by and among APPLE INDIANA II LLC, APPLE PENNSYLVANIA LLC, APPLE WASHINGTON LLC, each, a Delaware limited liability company, and B.T. WOODLIPP, INC., a Pennsylvania corporation (collectively, the "SELLER"), and AEI FUND MANAGEMENT, INC., a Minnesota corporation (the "PURCHASER").

                       W I T N E S S E T H

          WHEREAS, Seller is the owner of fourteen (14) sites described in EXHIBIT A attached hereto (collectively, the
"LAND"), together with all buildings, fixtures and other improvements erected thereon (collectively, the "BUILDINGS" and each a "BUILDING") in the states of Indiana, Pennsylvania and Washington on which Seller operates a franchised restaurant (each such site together with the Building thereon and the other items set forth in SECTION 2.3 with respect thereto is called a "PROPERTY" and all are collectively called the "PROPERTIES"); and

          WHEREAS, Seller has agreed to sell to Purchaser all of Seller's right, title and interest in the Land, the Buildings, and all other items included within the term "Properties" in
Section 2.3; and

          WHEREAS,   Purchaser  has  agreed   to   purchase   the
Properties from Seller; and

          WHEREAS, Purchaser has agreed to lease to Seller, and Seller has agreed to lease from Purchaser, the Properties; and

          WHEREAS,   the  parties  desire  to  set  forth   their
respective   rights   and  obligations  with   respect   to   the
transactions contemplated herein.

          NOW THEREFORE, in consideration of the mutual covenants
and   agreements   hereinafter  set  forth  and  other   valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                            ARTICLE I
                           DEFINITIONS

          Section 1.1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated below:

          "ADJOURNED CLOSING DATE" has the meaning given to such term in Section 4.1.

          "AGREEMENT" means this Purchase and Sale Agreement, including all Exhibits and Schedules hereto.

          "BUILDINGS" has the meaning given to such term in the first "WHEREAS" clause of this Agreement.

          "BUSINESS  DAY" has the meaning given to such  term  in
Section 2.2. If any event under this Agreement is to occur, or a time period is to expire, on a date which is not a business day, such event shall occur or time period shall expire on the next succeeding business day.

          "CASUALTY PROPERTY" has the meaning given to such term in Section 11.1(b).

          "CLOSING" means the consummation of the transactions described in Article II in accordance with the terms of this Agreement.

          "CLOSING DATE" means either the Scheduled Closing Date or the Adjourned Closing Date.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMITMENTS"  has the meaning given to  such  term  in
Section 4.1(a).

          "DEEDS"  has the meaning given to such term in  Section
5.2(a).

          "DEFECT" has the meaning given to such term in  Section
8.3(c).

          "DEPOSIT" has the meaning given to such term in Section
2.2(a).

          "DILIGENCE CURE PERIOD" has the meaning given to such term in Section 4.6.

          "DILIGENCE OBJECTION" has the meaning given to such term in Section 4.6.

          "DUE DILIGENCE DEFAULT" has the meaning given to such term in Section 4.7.

          "DUE DILIGENCE PERIOD" means the period commencing on the date hereof, and ending at 11:59 p.m., Central time, on
            , 2006, which date is forty-five (45) days after the Effective Date.

          "EFFECTIVE DATE" shall mean for all purposes in this Agreement the date on which this Agreement is executed by the last of Purchaser and Seller.

          "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, ordinances, rules or regulations or judicial or administrative decisions, orders, or decrees relating to health, safety, pollution or protection of the environment or workplace, including, without limitation, relating to Hazardous Substances.

          "ENVIRONMENTAL REPORTS" has the meaning given to such term in Section 4.6.

          "ESCROW  AGENT" has the meaning given to such  term  in
Section 2.2(a).

          "EXCLUDED PROPERTY" has the meaning given to such term in Section 2.3.

          "FIRPTA AFFIDAVIT" has the meaning given to such term in Section 5.2(c).

          "FRANCHISOR"  has the meaning given  to  such  term  in
Section 2.3.

          "HAZARDOUS SUBSTANCES" means any pollutants, contaminants, wastes, toxic or hazardous or extremely hazardous substances, or other materials (including, without limitation, petroleum or any by-products or fractions thereof, lead, asbestos and asbestos-containing materials, and polychlorinated biphenyls) that are regulated by, or may form the basis of liability under, any Environmental Laws.

          "LAND" has the meaning given to such term in the  first
"WHEREAS" clause of this Agreement.

          "LEASE"  has the meaning given to such term in  Section
2.4.

          "LEASE GUARANTY" has the meaning given to such term  in
Section 2.4.

          "NOTICES" has the meaning given to such term in Section
9.1.

          "PERMITTED ENCUMBRANCES" has the meaning given to such term in Section 3.1.

          "PROPERTIES"  has the meaning given  to  such  term  in
Section 2.3.

          "PROPERTY" has the meaning given to such term in the first "WHEREAS" clause of this Agreement.

          "PURCHASE PRICE" has the meaning given to such term  in
Section 2.2.

          "PURCHASER" has the meaning given to such term in the preamble to this Agreement, and any permitted assignees of the Purchaser pursuant to Section 14.5 hereof.

          "REPRESENTATIVES" means, with respect to any person or entity, such person's or entity's agents or representatives, including, without limitation, its directors, officers, members, employees, affiliates, partners, agents, contractors, engineers, attorneys, accountants, consultants, brokers or financial advisors.

          "SCHEDULED CLOSING DATE" has the meaning given to such term in Section 5.1.

          "SELLER" has the meaning given to such term in the preamble to this Agreement. Although the term "Seller" is used collectively  to  refer  to  all of the  entities  that  own  the
Properties, the covenants, representations, warranties and obligations of Seller under this Agreement are not intended to be joint and several, but rather each of such entities shall be responsible for the covenants, representations, warranties and obligations relating only to those of the Properties owned by such entity. The Properties are owned by each respective Seller entity as specified on Schedule 4.3 hereto.

          "SELLER KNOWLEDGE INDIVIDUAL" has the meaning given to such term in Section 8.1.

          "SELLER'S BANK SYNDICATE" means Bank of America, N.A., as administrative agent, Bank of America, N.A., SunTrust Bank, Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., GE Capital Franchise Finance Corporation, National City Bank of Pennsylvania, Wells Fargo Bank, N.A., and ING Capital LLC, and their respective successors and/or assigns.

          "SELLER'S DILIGENCE NOTICE" has the meaning given to such term in Section 4.6.

          "SELLER'S TITLE NOTICE" has the meaning given to such term in Section 4.3.

          "SURVEYS" has the meaning given to such term in Section
4.1(a).

          "SURVIVING REPRESENTATIONS" has the meaning given to such term in Section 8.3(a).

          "SURVIVAL PERIOD" has the meaning given to such term in
Section 8.5.

          "TAKING" has the meaning given to such term in  Section
12.1.

          "TAKING PROPERTY" has the meaning given to such term in
Section 12.1(b).

          "TITLE COMPANY" means Chicago Title Insurance Company.

          "TITLE CURE PERIOD" has the meaning given to such term in Section 4.1(a).

          "TITLE OBJECTIONS" has the meaning given to such term in Section 4.1(a).

          "TITLE  POLICY" has the meaning given to such  term  in
Section 4.5.

          "TRANSFER TAXES" has the meaning given to such term  in
Section 5.5(a).

                           ARTICLE II
                  PURCHASE AND SALE; LEASEBACK

          Section 2.1. PURCHASE AND SALE. Subject to the terms and provisions set forth in this Agreement, on the Closing Date: (a) Seller shall transfer the Properties to Purchaser, and (b) Purchaser shall pay the Purchase Price to Seller as provided in
Section 2.2.

Section 2.2. PAYMENT OF THE PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Properties is Forty Million One Hundred Nine Thousand One Hundred Thirteen Dollars ($40,109,113), subject to reduction as hereinafter provided in this Agreement, and shall be payable by Purchaser as follows:

(a) A deposit (the "DEPOSIT") in the amount of Two Hundred Thousand Dollars ($200,000), payable simultaneously with the execution of this Agreement by wire transfer, in immediately available Federal Funds, to the escrow account of Chicago Title Insurance Company located at 171 N. Clark, Chicago, Illinois 60601, as escrow agent (the "Escrow Agent") in accordance with the wiring instructions attached hereto as Exhibit E. The Deposit shall be held by Escrow Agent in accordance with the terms of that certain Escrow Agreement of even date herewith between Seller, Purchaser and Escrow Agent in the form of Exhibit B attached hereto. The Deposit shall be delivered as provided in this Agreement.

(b) Within five (5) days after the later of: (y) the expiration of the Due Diligence Period, unless Purchaser has timely delivered a notice of termination of this Agreement under Section 4.7(b), or (z) the date upon which Seller has waived in writing the condition set forth in Section 5.9(a)(iv), Purchaser shall increase the amount of the Deposit by depositing with Escrow Agent an additional One Hundred Thousand Dollars ($100,000) in immediately available Federal Funds, which amount shall be added to and become a part of the Deposit hereunder.

(c) The balance of the Purchase Price, in the amount of Thirty-nine Million Eight Hundred Nine Thousand One Hundred Thirteen Dollars ($39,809,113), subject to reduction as provided in this Agreement, payable on the Closing Date by wire transfer, in immediately available Federal Funds, to the account of Escrow Agent.

(d) If the Closing shall occur, Escrow Agent shall be instructed to deliver the proceeds of the Deposit, including the interest on the Deposit, to Seller to be credited against the Purchase Price. If the Closing shall not occur and this Agreement shall be terminated, then the interest earned on the Deposit shall be paid to the party entitled to receive the Deposit as provided in this Agreement. The party receiving such interest shall take such interest into account for purposes of determining its federal income tax liability, if any, and shall pay any income taxes thereon.

As used in this Agreement, the term "BUSINESS DAY" means every day other than Saturdays, Sundays, all days observed by the federal or Illinois State government as legal holidays and all days on which commercial banks in Illinois are required by law to be closed.

       Section 2.3. SCOPE OF SALE. As used in this Agreement, the term "PROPERTIES" shall mean all of the following:

(a)  the Land;

(b)  all of the Buildings;
(c) all easements, covenants, servitudes and other rights now belonging or appertaining or appurtenant to, or comprising a part of, the Land, and all right, title and interest of the Seller in and to strips or gores adjacent to the Land and any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or behind or otherwise adjoining the Land and to the center line thereof;
(d) all fixtures, equipment and machinery (including, without limitation, all of the lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems), exclusive of the Excluded Property, used in connection with the Land and the Buildings and the operation, management, maintenance or occupation of the Properties (as opposed to the operation of Seller's business);
(e) if available, certificates of occupancy and all licenses (excluding liquor licenses), permits, approvals and authorizations, if any, which are customarily required to be transferred to evidence Seller's ownership of the Properties (as opposed to the operation of Seller's business); and
(f) all right, title and interest of Seller in and to all warranties, indemnity agreements and bonds with respect to any portion of the Land, the Buildings or any other portions of the Properties.
(g) all of Seller's rights under any contract or agreement in Seller's possession (other than those relating to Excluded Property), including without limitation, maintenance contracts, service contracts, property management contracts, equipment leases, or warranties relating to the operation of the Properties;
(h) all of Seller's right, title and interest in and to any drawings, plans, building permits, surveys and certificates of occupancy relating to the Properties, and all licenses and permits relating to the ownership thereof; and
(i) all records in Seller's possession relating to Seller's ownership of the Properties, including without limitation all records regarding real estate taxes, assessments, insurance, maintenance, repairs, capital improvements and services.

          As used in this Agreement, the term "EXCLUDED PROPERTY" shall mean (i) all fixtures, furniture, furnishings, equipment (other than floor and wall coverings, fixtures which are built-ins or constitute an integral part of the Building, the walk-in cooler, heat, air condition and ventilation systems, electrical, mechanical and plumbing systems), Kitchen Equipment (as hereinafter defined), inventory, merchandise, goods, chattels, trade fixtures, signage, appliances display cases, supplies, tools, machinery, security systems, computer software or other personal property (including, without limitation, trade fixtures in, on, around or affixed to any Property), (ii) fixtures, furniture, furnishings, equipment, supplies, tools, machinery, security systems, computer software, signage and other personal property (including, without limitation, trade fixtures in, on, around or affixed to any Property) which displays the name, trade name, trademark, service mark, logo, insignia, slogan, emblem or symbol of Applebee's International Inc.'s ("FRANCHISOR") or of the tenant under the Lease, and (iii) all licenses, permits, approvals and authorizations, if any, which are required in connection with the operation of Seller's business, including, without limitation, all liquor licenses. The Excluded Property described in SUBSECTIONS (i) and (ii) above shall be and at all times remain the property of Seller regardless of whether the same is affixed to the Buildings or the manner in which the same is affixed (unless permanently affixed) and regardless of whether the same is regarded as a fixture or as property of the owner of the Building by operation of law or otherwise unless, however, such fixtures and equipment cannot be removed without substantial damage to any Building which cannot be easily repaired. As used herein the term "Kitchen Equipment" shall include, without limitation, kitchen fixtures (except for sanitary plumbing fixtures), counters, stainless steel equipment, ranges, ovens, display cases and refrigeration equipment (excluding the walk-in cooler).

     Section 2.4. LEASEBACK. On the Closing Date, immediately following conveyance of title to the Properties to Seller, Purchaser shall lease to Seller and Seller shall lease from Purchaser, the Properties, pursuant to a separate lease for each Property, in the form attached hereto as Exhibit C, as the same may be modified if and to the extent necessary to make them enforceable under the laws of the state in which each applicable Property is located or to include statutorily required provisions (each, a "Lease", and collectively, the "Leases"), each of which shall be guaranteed by Apple American Group LLC, a Delaware limited liability company ("AAG"), pursuant to the terms and conditions of the lease guaranty, the form of which is attached to the Lease (the "Lease Guaranty"). Seller and Purchaser shall negotiate in good faith during the Due Diligence Period to agree upon a mutually acceptable form of Landlord's Agreement which will be attached as Exhibit B to the Lease.

                           ARTICLE III
                     [INTENTIONALLY OMITTED]

                           ARTICLE IV
                          DUE DILIGENCE

   Section 4.1. SURVEY AND TITLE OBJECTIONS. (a) On or before the date of this Agreement, Purchaser has received (i) from the Title Company commitments to issue an owner's title insurance policy with respect to each of the Properties together with legible copies of all recorded exceptions set forth therein (collectively, the "COMMITMENTS"), and (ii) from Seller copies of the existing surveys in Seller's possession for the Properties (which Seller shall, prior to the Closing Date, have certified to Purchaser and its lender at Seller's cost) (the "SURVEYS"). Seller shall deliver a signed Affidavit required by the Title Company in order to provide sufficient endorsements to enable the Title Company to issue the title policies in the form required hereunder within ten (10) days after the Effective Date. If a Commitment discloses the existence of an easement affecting a Property which was recorded after the date of an existing Survey and is not located on such Survey, Seller shall have such Survey updated at its cost to reflect the location of such easement.
Within the first twenty-five (25) days of the Due Diligence Period, Purchaser shall deliver to Seller notice of any liens, covenants, conditions, restrictions, encumbrances and noted
violations revealed by the Commitments or the Surveys to which Purchaser objects and is not required hereunder to accept (the "TITLE OBJECTIONS"). Any items to which Purchaser does not timely object shall be deemed to be permitted encumbrances ("PERMITTED ENCUMBRANCES"). Notwithstanding the foregoing, Purchaser shall not be obligated to object to any mortgage, deed of trust, mechanics lien, or similar lien to pay money (collectively, "MONETARY LIENS"), and any such item will be deemed to be objected to and shall not be a Permitted
Encumbrance. All Monetary Liens shall be satisfied or released at Closing. For purposes hereof the term "MONETARY LIEN" shall not mean or include assessments under any local improvement or special benefit district. Purchaser shall not be entitled to object to, and shall be deemed to have approved, any item which will be extinguished upon the transfer of the Properties. Notwithstanding anything to the contrary contained herein, if Seller is unable to eliminate any Title Objections (other than Monetary Liens) by the Scheduled Closing Date, Seller may, upon prior notice to Purchaser, adjourn the Scheduled Closing Date (such adjourned Closing Date is herein referred to as the "ADJOURNED CLOSING DATE"), for a period (the "TITLE CURE PERIOD") reasonably determined to be necessary by Seller in order to cure Title Objections but in any event not later than thirty (30) days after the Scheduled Closing Date.

    (b) Seller shall also have the right to invoke the aforesaid mechanism and adjourn the Scheduled Closing Date to an Adjourned Closing Date if additional time is needed in order to secure either the consents referred in Section 5.9(a)(iv) or the prepayment of any mortgage or deed of trust loan secured by the Properties, by providing Purchaser at least five (5) business days prior notice of the date of the Adjourned Closing Date, which for purposes of this Section 4.1(b) can be no later than thirty (30) days after the Scheduled Closing Date, which date shall be "time of the essence" with respect to both parties' obligation to close on such Adjourned Closing Date.

     Section 4.2.   [Intentionally Omitted]

     Section 4.3. NO ACTIONS. (a) Except as set forth in Section 4.3(b) in no event shall Seller be required to bring any action or institute any proceeding, or to incur any costs or expenses, in order to attempt to eliminate any Title Objection. Seller shall notify Purchaser within ten (10) days after receipt of Purchaser's notice of any Title Objection ("Seller's Title Notice") whether or not Seller intends to make reasonable efforts to cure the Title Objection in question (failing which, Seller shall be deemed to have elected not to cure the Title Objection in question). Within ten (10) days after receipt of Seller's Title Notice stating that Seller will not cure any Title Objection (or within ten (10) days of the end of Seller's ten
(10)  day  period  if  Seller failed to  send  a  Seller's  Title
Notice), or, if Seller notified Purchaser in Seller's Title Notice that Seller will cure the Title Objection, within five (5) days after any subsequent notice from Seller that Seller is unable to, or unwilling to, cure the Title Objection in question, Purchaser shall notify Seller that Purchaser shall either (i) accept the Properties subject to such objection to title without abatement of the Purchase Price, in which event (x) such objection to title shall be deemed to be, for all purposes, a Permitted Encumbrance, (y) Purchaser shall close hereunder notwithstanding the existence of same, and (z) Seller shall have no obligations whatsoever after the expiration of Due Diligence Period with respect to Seller's failure to cause such objection to title to be eliminated, or (ii) elect to eliminate the Property affected by such Title Objection from the terms of this Agreement in which case this Agreement shall be of no further force or effect with respect only to such Property, except for those rights and obligations expressly stated to survive expiration or termination of this Agreement, and the Purchase Price shall be reduced by the value allocated to such Property as set forth on Schedule 4.3 attached hereto. Such election under subpart (ii) of the immediately preceding sentence shall be deemed a "DUE DILIGENCE DEFAULT" under the provisions of Section
4.7 hereof.

    (b) Notwithstanding the provisions of Section 4.3(a), Seller shall be obligated, at Closing to discharge all Monetary Liens affecting any Property. Seller shall have no obligation to discharge any restrictive covenants, declarations, easements or other similar instruments which are executed and acknowledged by Seller after the date hereof and prior to the Closing Date and recorded against any of the Properties to the extent such restrictive covenants, declarations, easements or other similar instruments were entered into by Seller after obtaining Purchaser's prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed.

   Section 4.4.   SELLER AFFIDAVITS.  Seller shall deliver to the
Title Company a commercially reasonable form of owner's affidavit if and to the extent required in connection with the issuance of extended coverage title policies.

Section 4.5. TITLE INSURANCE. It is contemplated that, at the Closing, the Title Company shall issue to Purchaser, or be irrevocably committed to issue to Purchaser, an ALTA owner's form title insurance policy with extended coverage issued by the Title Company (each, a "TITLE POLICY", and collectively, the "TITLE POLICIES") with respect to each Property, in the aggregate amount of the Purchase Price, allocated for each Property in accordance with the amounts set forth on Schedule 4.3 insuring that good and marketable title to the Properties is vested in Purchaser in accordance with this Agreement. Purchaser shall be entitled to request that the Title Company provide such additional endorsements to the Title Policy as Purchaser may reasonably require, provided that (a) such additional endorsements shall be at no cost to, and shall impose no additional liability on Seller, (b) Purchaser shall obtain commitments for any such endorsements through a pro forma policy issued by the Title Company prior to the end of the Due Diligence Period, and, if Purchaser is unable to obtain such endorsements as set forth in such pro forma policy at Closing, Purchaser shall not be obligated to proceed to close with respect to the affected Property or Properties, the Purchase Price shall be reduced by the value allocated to such Property or Properties as set forth on Schedule 4.3 attached hereto, and (c) the Closing on the remaining Property or Properties shall not be delayed as a result of Purchaser's election.

Section 4.6. OTHER DILIGENCE OBJECTIONS. Upon reasonable prior notice to Seller, Purchaser shall have the opportunity from the Effective Date until the date of Closing to physically inspect the Properties, and Purchaser or Purchaser's agents, contractors and representatives shall have the right from and after the Effective Date to enter upon and make inspections and studies of and tests on the Properties at all reasonable times. Such inspections, studies and tests may include, but not be limited to, engineering studies, tests and Phase I environmental assessments (collectively, the "Studies"). The Studies shall (i) be conducted in a manner as not to physically damage the Properties or unreasonably interfere with the usual operation of the Properties by Seller and (ii) in no event include sampling of any environmental media (including, without limitation, air, soil and/or groundwater), provided that, if any Phase I environmental assessment shall recommend further environmental testing, including, without limitation, invasive testing and soil sampling, Purchaser may engage in such testing only if (A) Purchaser provides reasonable prior notice of such testing to Seller, (B) Purchaser provides Seller insurance certificates naming Seller as an additional insured and containing such types of insurance and limits that Seller may reasonably require, (C) such testing does not unreasonably interfere with the business of Seller conducted on the Properties, (D) Purchaser shall immediately repair any damage caused by such testing and restore the Property to the condition in which it existed immediately prior to such damage at Purchaser's sole cost and expense and (E) Purchaser indemnifies and holds Seller and Seller's Representatives harmless from and against any and all loss, cost, damage, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys' fees, court costs and disbursements) incurred by Seller or any of Seller's Representatives arising from or by reason of such testing.
Seller shall provide to Purchaser all information reasonably requested by Purchaser which is available to Seller with respect to the Properties to assist Purchaser in the Studies. On or before the date of this Agreement (unless otherwise provided on Exhibit F), Seller has delivered updated Phase I reports for each of the Properties to Purchaser (the "ENVIRONMENTAL REPORTS") and Seller has delivered or made available to Purchaser for its review the materials described on Exhibit F attached hereto (the "DUE DILIGENCE DOCUMENTS"). During the Due Diligence Period, Purchaser may obtain structural assessments and appraisals of the Properties (at Purchaser's sole cost and expense), and shall deliver to Seller notice of any environmental condition, structural condition or other matter, including those based upon the Due Diligence Documents (including, without limitation, an appraised value which is less than the amount allocated to a Property on Schedule 4.3 hereto) with respect to any Property which materially and adversely affects such Property (a "DILIGENCE OBJECTION"); PROVIDED, HOWEVER, that any Diligence Objection relating to any environmental condition shall be delivered to Seller within the first twenty-five (25) days of the Due Diligence Period. Within ten (10) days after receipt of a Diligence Objection, Seller shall notify Purchaser ("SELLER'S DILIGENCE NOTICE") whether or not Seller elects to cure such Diligence Objection (failing which, Seller shall be deemed to have elected not to cure the Diligence Objection in question).
If Seller elects to cure such Diligence Objection, Seller may adjourn the Closing Date for a period reasonably determined to be necessary by Seller in order to cure the Diligence Objection (the "DILIGENCE CURE PERIOD"), which shall not be later than thirty
(30) days after the Scheduled Closing Date. Within ten (10) days after receipt of Seller's Diligence Notice stating that Seller will not cure any Diligence Objection (or within ten (10) days of the end of Seller's ten (10) day period if Seller failed to send a Seller's Diligence Notice), or, if Seller notified Purchaser in Seller's Diligence Notice that Seller will cure any Diligence Objection within five (5) days after any subsequent notice from Seller that Seller is unable or unwilling to cure the Diligence Objection in question, Purchaser shall notify Seller that Purchaser shall either (i) accept the applicable Property subject to such Diligence Objection without abatement of the Purchase Price, and (x) Purchaser shall close hereunder notwithstanding the existence of the same, and (y) Seller shall have no obligations whatsoever after the Due Diligence Period with respect to Seller's failure to cause such Diligence Objection to be eliminated, or (ii) eliminate the Property affected by such Diligence Objection from the terms of this Agreement in which case this Agreement shall be of no further force or effect with respect to such Property, except for those rights and obligations expressly stated to survive expiration or termination of this Agreement, and the Purchase Price shall be reduced by the amount allocated to such Property as set forth on Schedule 4.3 attached hereto. Such election under subpart (ii) of the immediately preceding sentence shall be deemed a "DUE DILIGENCE DEFAULT" under the provisions of Section 4.7 hereof.
Section 4.7. DUE DILIGENCE DEFAULT; TERMINATION RIGHT; LIMITED REIMBURSEMENT RIGHT. (a) During the Due Diligence Period, Purchaser may provide notice to Seller that Purchaser elects to eliminate up to five (5) Properties from the terms and provisions of this Agreement for reasons of a Title Objection under Section 4.3, or a Diligence Objection under Section 4.6 (each, a "DUE DILIGENCE DEFAULT"). If Purchaser timely provides notice of such Due Diligence Default in accordance with the provisions of
Section 4.3 and Section 4.6, then the Properties for which notice of such Due Diligence Default was provided by Purchaser to Seller shall be eliminated from the terms and provisions of this Agreement and this Agreement shall be of no further force and effect with respect to such Properties only, other than those rights and obligations expressly stated to survive expiration or termination of this Agreement, but this Agreement shall remain in full force and effect with respect to all of the other Properties.

       (b) Anything contained in this Agreement to the contrary notwithstanding, if Purchaser determines at any time prior to the expiration of the Due Diligence Period that the Properties are not satisfactory to Purchaser for any reason or no reason, in Purchaser's sole discretion, then Purchaser may terminate this Agreement in its entirety by delivering written notice of termination to Seller prior to the end of the Due Diligence Period. If Purchaser so terminates this Agreement, the Escrow Agent shall return the Deposit to Purchaser (together with all interest thereon), and neither party shall have any further rights, duties or obligations hereunder except with respect to the provisions of this Agreement which expressly survive the termination of this Agreement.

(c) If Purchaser terminates this Agreement following Seller's election not to cure, or Seller's failure to cure, Diligence Objections (other than objections relating to financial performance or valuation of the Properties) for at least five (5) Properties and such Diligence Objections could have been cured by Seller using commercially reasonable efforts, then Seller shall be obligated to reimburse Purchaser for Purchaser's actual out-of-pocket costs and expenses (including the cost of third-party reports, travel expenses and reasonable attorneys' fees and expenses) reasonably incurred by Purchaser in connection with this Agreement; PROVIDED, HOWEVER, the amount of such reimbursement shall not exceed Fifty Thousand Dollars ($50,000.00), in the aggregate.

   Section 4.8. FRANCHISOR AND BANK SYNDICATE APPROVAL, CONSENT. During the Due Diligence Period, Seller shall use commercially reasonable efforts to obtain Franchisor's and Seller's Bank
Syndicate's   approval  of  the  Lease  and   consent   to   this
transaction.

                            ARTICLE V
                             CLOSING

   Section 5.1. CLOSING. The Closing shall be held on the date which is ten (10) days following expiration of the Due Diligence Period (the "SCHEDULED CLOSING DATE"), or such other date as Seller may set for the Closing if it elects to extend said date pursuant to Section 4.1, Section 4.6, Section 11.1(b) or Section 12.1(b) as the Adjourned Closing Date. The Closing on the Scheduled Closing Date or the Adjourned Closing Date, as applicable, shall commence at 9:30 a.m. Central time, at the offices of the Title Company or at such other location as Seller and Purchaser shall mutually designate.

  Section 5.2. SELLER'S CLOSING ITEMS. Unless otherwise provided in this Section 5.2, at the Closing, Seller shall execute, deliver, furnish or provide to Purchaser, or cause to be executed, delivered, furnished or provided to Purchaser, the following (in such reasonable number of original counterparts as Purchaser may request):

        (a) special or limited warranty deeds in form reasonably satisfactory to Purchaser and the Title Company for each of the Land and Buildings, conveying good and marketable (as required by this Agreement) fee title thereto, subject to the Permitted Encumbrances applicable to each Property (the "DEEDS");

(b)  the Lease Guaranty with respect to each Property;
(c)  a "non-foreign person" certification from Seller pursuant to
Section 1445 of the Code in the form attached hereto as Exhibit D (the "FIRPTA Affidavit");
(d)  the affidavits and other similar documents contemplated by
Section 4.4;
(e) if available and to the extent in Seller's possession, a certificate of occupancy (or copy thereof to the extent available);
(f) copies of all permits, approvals, warranties, guaranties, indemnity agreements, variances, approvals and licenses, in connection with the ownership, occupancy, maintenance or operation of the Properties, to the extent Seller is in possession;
(g) such other documents as may be reasonably necessary or appropriate as requested by Purchaser to effect the consummation of the transactions that are the subject of this Agreement (including, without limitation, a Subordination, Non Disturbance and Attornment Agreement and a Tenant Estoppel Certificate in the form of those attached as exhibits to the Lease);
(h) the Title Policy, or an irrevocable commitment to issue the Title Policy (and any endorsements for which commitments have been obtained by Purchaser prior to the end of the Due Diligence Period), for each Property, dated as of the filing of the Deed for such Property, issued by the Title Company, and insuring Purchaser's good and marketable title in the amount of the Purchase Price allocable to such Property, subject only to the Permitted Encumbrances applicable to such Property;
(i) a Bill of Sale and Assignment, duly executed by Seller, conveying title to all of the portions of the Properties described in Section 2.3(d), (e), (f) and (g) hereof, if, and to the extent assignable, to Purchaser;
(j) a Certificate of Seller confirming that all representations and warranties of Seller in this Agreement are true and correct in all material respects as of the Closing Date;
(k) certificates of insurance with respect to each Property showing the insurance coverages required under the Leases and names Purchaser as an additional insured and/or loss payee two
(2) business days prior to Closing;
(l)  a Closing Statement; and
(m) written confirmation from AAG that it has no right to acquire any interest in the Properties.

         Section 5.3. PURCHASER'S CLOSING ITEMS. At the Closing, Purchaser shall execute, deliver, furnish or provide to Seller, or cause to be executed, delivered, furnished or provided to Seller, the following:

(a)  the balance of the Purchase Price in the manner required by
Section 2.2(b);

(b) consents to collateral lease assignments and estoppel agreements and any other document reasonably required by Seller's Bank Syndicate or Franchisor, in form and substance reasonably acceptable to the parties hereto;
(c) such other documents as may be reasonably necessary or appropriate as requested by Seller to effect the consummation of the transactions that are the subject of this Agreement;
(d) a Certificate of Purchaser confirming that all representations and warranties of Purchaser in this Agreement are true and correct in all material respects as of the Closing Date; and
(e)  a Closing Statement.


          Section 5.4.   DOCUMENTS JOINTLY EXECUTED BY SELLER AND
PURCHASER.   At  the  Closing, Seller and  Purchaser  shall  each
execute and deliver the following documents:

(a)  any requisite transfer tax returns provided for in Section
5.5, to be delivered to the Title Company;

(b)  the Leases and Lease Memorandum for the Properties;
(c)  the documentation necessary to comply with Section 5.7;
(d) subject to satisfaction of the conditions to Closing contained in this Agreement and such letter, a letter of direction to the Escrow Agent to disburse the Deposit and the balance of the Purchase Price to Seller, record the Deeds and Lease Memoranda, and take all other actions necessary to effect the Closing; and
(e) such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement.

 Section 5.5. TRANSFER AND RECORDATION TAXES. (a) All recording fees, recording taxes, intangibles taxes, transfer taxes and sales taxes, if any, imposed in connection with the conveyance of the Properties pursuant to this Agreement as required by the laws of each respective jurisdiction in which the Properties are located (the "Transfer Taxes") shall be paid by Seller.

  (b) Seller and Purchaser shall each execute and/or acknowledge the returns or statements required if any, in connection with the Transfer Taxes, and any other taxes referred to in this Section
5.5 or otherwise applicable to the transactions contemplated by this Agreement, and shall deliver same, together with the check or checks of Seller in payment thereof which are required of Seller, to the Title Company on the Closing Date. All such tax payments shall be made by certified or bank check payable directly to the order of the appropriate governmental officer, or in such manner as the Title Company shall reasonably require and accept.

(c) The provisions of this Section 5.5 shall survive the Closing.

  Section 5.6. TITLE INSURANCE AND DILIGENCE COSTS. The costs of examination of title (including all UCC, tax and other searches) and title premiums for the issuance by the Title Company of ALTA owner's form title insurance policies with extended coverage (and including survey endorsements) insuring Purchaser's fee interest in the Properties, shall be paid by Seller. The cost of obtaining survey affidavits and certifications required hereunder, including, without limitation, affidavits regarding no new improvements, shall be paid by Seller. The cost of the Phase I reports previously delivered to Purchaser, any updates to correct inaccuracies in such reports, and the certification thereof to Purchaser shall be paid by Seller. The costs of all other diligence items, including, but not limited to, appraisals, structural and engineering reports and condemnation and zoning investigations, additional surveys (excluding the Surveys described in Section 4.1), and additional environmental reports or studies obtained by Purchaser shall be paid by Purchaser. The provisions of this Section 5.6 shall survive the Closing.

Section 5.7. 1099 COMPLIANCE. Seller and Purchaser shall execute, acknowledge and deliver to the other party such instruments, and take such other actions, as such other party may reasonably request in order to comply with Section 6045(e) of the Code, or any successor provision or any regulations promulgated pursuant thereto, insofar as the same requires reporting of information in respect of real estate transactions. The parties designate the Title Company as the responsible party for reporting this information as required by law. The provisions of this Section 5.7 shall survive the Closing.

Section 5.8. ATTORNEYS' FEES. Seller and Purchaser shall each bear the costs of their respective counsel in connection with the sale and purchase of the Properties. At Closing, Seller shall provide a credit to Purchaser against the Purchase Price in an amount equal to the lesser of: (a) Four Thousand Dollars ($4,000.00) for each Property conveyed to Purchaser at Closing, or (b) the total amount of attorneys' fees incurred by Purchaser in connection with this transaction. At least two (2) business days prior to Closing, Purchaser shall provide to Seller copies of invoices (or other evidence of payment) verifying the total amount of attorneys' fees incurred by Purchaser in this transaction.

  Section 5.9. CLOSING CONDITIONS. (a) The obligation of Seller to consummate the transaction contemplated by this Agreement shall be conditioned on the following conditions, as of the Closing Date:

(i) all representations and warranties of Purchaser in this Agreement are true and correct in all material respects as of the Closing Date, except to the extent that any such representations and warranties expressly relate to an earlier date;

(ii) Purchaser shall have performed, in all material respects, all of its obligations under this Agreement;
(iii) Purchaser has not filed nor has become the subject of a bankruptcy proceeding; and
(iv) Seller's Bank Syndicate and Franchisor shall have consented to the transactions contemplated by this Agreement (including, without limitation, approval of the Lease) within five (5) days prior to the Closing Date.

   (b) The obligation of Purchaser to consummate the transaction contemplated by this Agreement shall be conditioned on the following conditions, as of the Closing Date:

(i) all representations and warranties of Seller are true and correct in all material respects as of the Closing Date, except to the extent that any such representations and warranties expressly relate to an earlier date;

(ii) Seller shall have performed, in all material respects, all of its obligations under this Agreement;
(iii) neither any Seller nor AAG has filed nor has become the subject of a bankruptcy proceeding; and
(iv) Seller's Bank Syndicate and Franchisor shall have consented to the transactions contemplated by this Agreement (including, without limitation, approval of the Lease) within five (5) days prior to the Closing Date.

 (c) If the Closing shall not occur solely as a result of the failure of the condition set forth in Section 5.9(a)(iv), Section 5.9(b)(iii) or Section 5.9(b)(iv) above, the Deposit (and any interest earned thereon) shall be returned to Purchaser and upon Purchaser's request therefor, Seller shall reimburse Purchaser for all of Purchaser's actual out-of-pocket costs and expenses (including, without limitation, the cost of third-party reports, travel expenses and reasonable attorneys' fees and expenses) reasonably incurred by Purchaser in connection with this Agreement, within ten (10) days of Seller's receipt of an invoice for such costs and expenses; Provided, However, the amount of such reimbursement shall not exceed One Hundred Fifty Thousand Dollars ($150,000), in the aggregate.

    Section 5.10. PRICE ALLOCATION. Purchaser and Seller hereby agree to allocate the Purchase Price among the Properties in the manner set forth on Schedule 4.3 under the column labeled "Purchase Price - Amt," or on such other basis as the parties may mutually agree to in writing prior to Closing.

                           ARTICLE VI
                       CLOSING ADJUSTMENTS

      Section 6.1. CLOSING ADJUSTMENTS. Seller and Purchaser acknowledge and agree that there shall be no closing adjustments, because of the execution and delivery of the Lease at closing and that payments usually adjusted will be paid by Seller or the tenant under the Lease.

                           ARTICLE VII
                       COVENANTS OF SELLER

   Section 7.1. COVENANTS. During the period from the date hereof until the Closing Date, Seller shall (i) operate, maintain and manage the Properties in a manner consistent with current practice, (ii) not enter into any leases, license agreements or other agreements which would be an encumbrance on any of the Properties, (iii) maintain casualty and liability insurance in commercially reasonable amounts, and (iv) notify Purchaser promptly after Seller is notified or becomes aware of (A) any litigation regarding any of the Properties, (B) any event or condition which would cause any representation or warranty of Seller contained herein to no longer be true and correct in any material respect, or (C) any event or condition which would cause any condition to Purchaser's obligations in Section 5.9(b) to not be satisfied in any material respect.

                          ARTICLE VIII
                 REPRESENTATIONS AND WARRANTIES

    Section 8.1. REPRESENTATIONS AND WARRANTIES BY SELLER. Seller hereby represents and warrants to Purchaser as of the date hereof that, except as identified on Schedule 8.1, which Seller shall complete and deliver to Purchaser within ten (10) days following the Effective Date:

(a) Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each state where the Properties are located;

(b) Seller has the legal right, power and authority to enter into this Agreement and the Leases and to perform all of its obligations hereunder, and the execution and delivery of this Agreement and the Leases and the performance by Seller of its obligations hereunder and thereunder, (x) has been duly authorized, and (y) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational and governance documents or any law, statute, rule or regulation, or order, judgment, writ, injunction or decree of any court or governmental instrumentality, or any contract, agreement or instrument to which it is a party or by which it is bound, or to which it or any portion of its property is subject and (z) will not require the consent, approval, authority or order of any court or governmental agency that has not been previously obtained in writing or delivered to the Purchaser;
(c) Seller has not received written notice of any pending condemnation, eminent domain or similar proceedings with respect to the Properties, and has no actual knowledge that any such proceedings are threatened or contemplated;
(d)  Seller is not a "foreign person" within the meaning of
Section 1445(f)(3) of the Code;
(e) neither Seller nor AAG has (i) commenced a voluntary case, or to Seller's knowledge, had entered against it a petition for relief under any federal bankruptcy act or similar petition order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its asset, or (iii) made an assignment for the benefit of creditors;
(f) the Properties are not subject to any agreements of sale, or any options or other rights of third parties to acquire any interest therein (other than pursuant to this Agreement and the rights of Franchisor under its franchise agreements with AAG);
(g) there are no adverse or other parties in possession of the Properties, or of any part thereof, except Seller, and to Seller's knowledge no party has been granted, and there does not currently exist, any license, lease or other right relating to the possession of the Properties, or any part thereof other than as set forth in Seller's agreements with Franchisor;
(h) Seller is not a party to any litigation, arbitration or administrative proceeding, and no litigation, arbitration or administrative proceeding is pending or, to Seller's knowledge, threatened: (A) in which Seller is adverse to any person or entity having or claiming any past, present or future interest in any of the Properties, (B) which affects or questions Seller's title to or current use of any of the Properties or Seller's ability to perform its obligations under this Agreement, or (C) otherwise relating to any claim for damages for personal injury or property damage arising from or at any Property;
(i) except as disclosed in the Environmental Reports (i) to Seller's knowledge, no Property contains any Hazardous Substances in violation of any applicable Environmental Laws, (ii) Seller has not received any notice of, and has no actual knowledge that, any administrative agency or other governmental authority has determined that there has been (or is investigating whether there
is) a presence at, release or threat of release from, or placement on or in, any Property of any Hazardous Substances, or any Hazardous Substance in violation of any applicable Environmental Laws, and (iii) to Seller's knowledge, no underground storage tanks are located on any Property;
(j) to Seller's knowledge, Seller has not received written notice of any breach of any reciprocal easement agreement, development agreement, operating agreement or similar agreement affecting the Property which has not been cured;
(k) Seller has not received written notice from any governmental or regulatory agency of any material violation of any law, regulation or statutory requirement with respect to the physical condition of any Building, or the operation of Seller's business thereon, which has not been cured;
(l) Neither Seller nor, to the best of Seller's knowledge, any of Seller's members, are an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("EO13224");
(ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "SPECIFICALLY DESIGNATED NATIONAL AND BLOCKED PERSONS" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf);
(iii) who commits, threatens to commit or supports "TERRORISM," as that term is defined in EO13224; (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001; or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in subsections (i) - (v) above are herein referred to as a "PROHIBITED PERSON"). Neither Seller nor its members shall knowingly: (A) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (B) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224; and
(m) the Properties are not now in whole or in part under lease to any person, nor are there any equipment leases or service contracts (other than those relating to Excluded Property or those which can be cancelled upon sixty (60) days or less notice without penalty) relating to the Properties to which Seller is a party;
(n) The historical financial statements provided to Purchaser by Seller are consistent with those internally prepared by Seller and to Seller's knowledge are true, accurate and complete.
(o) To the Seller's knowledge, the Properties are suitable for use and operation of a typical Applebee's restaurant.
(p) To the Seller's knowledge, no Property contains any latent defect, construction structural design or engineering defect and no state of repair exists which would in the aggregate, as to any Property, cost more than $200,000 to correct or repair.
Any and all uses of the phrase, "TO SELLER'S ACTUAL KNOWLEDGE" or other references to Seller's knowledge in this Agreement shall mean the actual knowledge of Lorin M. Cortina (the "SELLER
KNOWLEDGE  INDIVIDUAL")  as to a fact at  the  time  given.   The
actual or constructive knowledge of any other individual or entity shall not be imputed to the Seller Knowledge Individual.

      Section 8.2.   REPRESENTATIONS AND WARRANTIES BY PURCHASER.
Purchaser hereby represents and warrants to Seller as of the date hereof that:

(a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota;

(b) Purchaser has the legal right, power and authority to enter into this Agreement and perform all its obligations hereunder, and the execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder, (x) has been duly authorized, and (y) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational and governance documents or any law, statute, rule or regulation, or order, judgment, writ, injunction or decree of any court or governmental instrumentality, or any contract, agreement or instrument to which Purchaser is a party or by which it is bound, or to which it or any portion of its property is subject and (z) will not require the consent, approval, authority or order of any court or governmental agency that has not been previously obtained in writing and delivered to Seller;
(c) Purchaser, either directly or through its shareholders or affiliates, has sufficient capital or net worth to meet the obligations of Purchaser under this Agreement, including payment of the Purchase Price; and
(d) Neither Purchaser nor, to the best of Purchaser's knowledge, any of Purchaser's shareholders, is an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("EO13224"); (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "SPECIFICALLY DESIGNATED NATIONAL AND BLOCKED PERSONS" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf);
(iii) who commits, threatens to commit or supports "terrorism," as that term is defined in EO13224; (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001; or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in subsections (i) - (v) above are herein referred to as a "PROHIBITED PERSON"). Purchaser covenants and agrees that neither Purchaser nor any of its shareholders shall knowingly:
(A) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (B) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.


     Section 8.3. ACKNOWLEDGMENTS OF PURCHASER. Purchaser acknowledges and agrees for the benefit of Seller that:

(a) Except as otherwise expressly stated in this Agreement or in any agreement or instrument executed and delivered by Seller to Purchaser contemporaneously herewith or at the Closing, including, by way of example, but not limited to representations and warranties set forth in Section 8.1 of this Agreement (hereinafter collectively referred to in this Section 8.3 as the "SURVIVING REPRESENTATIONS"), Seller hereby expressly disclaims any and all representations and warranties of any kind or character, express or implied, written or oral, with respect to the Properties, and Purchaser agrees to accept the Properties "AS IS, WHERE IS, WITH ALL FAULTS". Without limiting the generality of the preceding sentence or any other disclaimer set forth herein, Seller and Purchaser hereby agree that, except for the Surviving Representations, Seller has not made and is not making any representations or warranties, express or implied, written or oral, as to (a) the nature or condition, physical or otherwise, of any Property or any aspect thereof, including, without limitation, any warranties of habitability, suitability, merchantability or fitness for a particular use or purpose, or the absence of latent or other defects in any Property, (b) the nature or quality of construction, structural design or engineering of the improvements or the state of repair or lack of repair of any of the improvements, (c) the quality of the labor or materials included in the improvements, (d) any soil, surface water or groundwater conditions, drainage conditions, topographical features, access to public rights-of-way, availability of utilities or other conditions or circumstances which affect or may affect any Property or any use to which any Property may be put, (e) any conditions which affect or may affect any Property with respect to any particular purpose, use, development potential or otherwise, (f) the area, size, shape, configuration, location, capacity, quantity, quality, cash flow, expenses or value of any Property or any part thereof, (g) the nature or extent of title to any Property, or any easement, servitude, right-of-way, possession, lien, encumbrance, license, reservation, condition or otherwise that may affect title to any Property, (h) any environmental, geological, structural, or other condition or hazard or the absence thereof heretofore, now or hereafter affecting in any manner any Property, including but not limited to, the presence or absence of any Hazardous Substances on, in, under, migrating to or from or adjacent to any Property,
(i) the compliance of any Property or the operation or use of any Property with any applicable restrictive covenants, or with any laws, ordinances or regulations of any governmental body (including specifically, without limitation, any zoning laws or regulations, any building codes, any Environmental Laws, and the Americans with Disabilities Act of 1990, 42 U.S.C. 12101, et seq.). The provisions of this Section 8.3 shall be binding on Purchaser and shall survive the Closing.

(b) Purchaser has been given the opportunity to inspect the Properties, the leases, contracts and other materials (including, without limitation, title materials and financial reports) relating to the Properties that Purchaser deemed necessary to inspect and review in connection with the transaction contemplated by this Agreement, and Purchaser has had the opportunity to retain such environmental consultants, structural engineers and other experts as it deemed necessary to inspect the Properties and review such materials. Purchaser is relying on its own investigation and the advice of its experts regarding the Properties, and upon its review of leases, contracts, and other materials, and not on any representations or warranties of Seller (other than the Surviving Representations). Purchaser acknowledges that Seller makes absolutely no representations or warranties with respect to the accuracy or completeness of any information, reports or other materials delivered to Purchaser except as may be expressly set forth in the Surviving Representations or elsewhere in this Agreement or in the instruments executed and delivered at Closing.
(c) Anything contained in this Agreement to the contrary notwithstanding, if a breach, inaccuracy, incompleteness or nonfulfillment ("Defect") of any warranty, representation or covenant of Seller or of any condition to Purchaser's obligations hereunder, contained in this Agreement, occurs and such Defect is known to Purchaser at or prior to the Closing, Purchaser's sole remedy with respect thereto shall be either (x) to waive its right to object to such Defect and cause the Closing to occur without abatement, credit against or reduction of the Purchase Price by any amount whatsoever, in which event Seller shall have no further liability or responsibility to Purchaser with respect to any such Defect or (y) to notify Seller in writing of such Defect prior to the Closing Date and, at Purchaser's option, either, (i) if such Defect is not cured by Seller prior to the Closing Date, to terminate this Agreement in which case the Deposit (together with any interest thereon) shall be returned to Purchaser and Seller shall have no further liability to Purchaser except by reason of such Defect, if applicable, as provided in Section 13.2 or (ii) whether or not Seller undertakes to cure such Defect, proceed to Closing without abatement, credit against or reduction of the Purchase Price by any amount whatsoever, in which event, Seller shall have no further liability or responsibility to Purchaser with respect to any such Defect.

  Section 8.4. NO FINANCING CONTINGENCY. Purchaser acknowledges and agrees that its obligations under this Agreement shall not be subject to any financing contingency.

Section 8.5. DAMAGES FOR BREACH OF REPRESENTATIONS. In the event of a material breach with respect to any representation or warranty made by Seller or Purchaser under this Agreement, the non-breaching party shall be entitled to pursue a claim with respect to such breach if and only if (i) written notice of such breach is given to the breaching party on or prior to the expiration of the applicable Survival Period for such breach, which notice must contain a reasonably detailed description of the facts relating to the claimed breach and (ii) the liability and losses arising out of such breach, when aggregated with all other breaches, if any, of representations and warranties under this Agreement, shall exceed Two Hundred Fifty Thousand Dollars ($250,000). For purposes of this Section 8.5, "SURVIVAL PERIOD" shall mean a period of one (1) year commencing on the day following the Closing Date. The provisions of this Section 8.5 shall survive the Closing. Seller and Purchaser acknowledge and agree that, except to the extent any losses, costs or damages are incurred by such party resulting from any fraudulent misrepresentation by the other party, Purchaser's and Seller's sole and exclusive remedy with respect to any and all claims based upon, resulting from or arising out of the breach of any representation or warranty of the other party contained in this Agreement shall be pursuant to the provisions of this Article
VIII. All claims for damages shall be limited to actual damages and shall not include lost profits or consequential damages whether arising in contract, tort (including negligence and strict liability), warranty, statute or otherwise.

                           ARTICLE IX
                             NOTICES

   Section 9.1. NOTICES. All notices, demands, requests, approvals or other communications ("NOTICES") required to be given or which may be given hereunder shall be in writing and shall be given by personal delivery with receipt acknowledged or by United States registered or certified mail, return receipt requested, postage prepaid, by Federal Express or other reputable national overnight courier service or by facsimile transmission, and shall be deemed given when received or refused at the following addresses:

       If to Seller:     APPLE AMERICAN GROUP LLC
                         225 Bush Street,
                         Suite 1470
                         San Francisco, California  94104
                         Attn.:    Lorin M. Cortina
                         Facsimile No.:  (415) 835-0223

       With copies to:   Dennis E. McLean, Esq.
                         Davis Wright Tremaine LLP
                         1501 4th Avenue, Suite 2600
                         Seattle, Washington  98101
                         Facsimile No.:  (206) 470-3623

       If to Purchaser:  AEI Fund Management, Inc.
                         1300 Wells Fargo Place
                         30 Seventh Street East
                         St. Paul, Minnesota  55101
                         Attn.:    George J. Rerat
                         Facsimile No.:  (651) 225-8144

       With copies to:   Winthrop & Weinstine P.A.
                         225 South Sixth Street
                         Suite 350
                         Minneapolis, Minnesota  55402
                         Attn.:    Jeffrey L. Leclerc
                         Facsimile No.:  (612) 604-6887

Each party may designate a change of address (or additional or substitute parties for notice) by notice to the other party, given at least fifteen (15) days before such change of address is to become effective. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

                            ARTICLE X
                         CONFIDENTIALITY

    Section 10.1. CONFIDENTIALITY. Purchaser acknowledges and agrees that until the Closing it shall be bound by all of the terms and conditions of that certain confidentiality letter agreement between AAG and AEI Fund Management, Inc. dated as of February 27, 2006. Between the date hereof through and including the Closing Date, Purchaser and Seller shall not (and shall each use reasonable efforts to cause their respective Representatives, including, without limitation, financial institutions not to) disclose, make known, divulge, disseminate or communicate the Purchase Price or any of the terms of this Agreement or this transaction or any agreement, document or understanding pertinent to the instant transaction without the consent of the other party, except (i) as required by law, (ii) to their respective Representatives involved in the transaction or their respective businesses, (iii) to Purchaser's prospective lenders or investors, (iv) to Seller's lender or investors, (v) to Franchisor, or (vi) as necessary to enforce the provisions of this Agreement or to pursue any claim or action arising hereunder. Neither AAG nor Seller, on the one hand, nor Purchaser, on the other hand, shall make any public announcements, including, without limitation, any press releases, pertaining in any way to this Agreement and documents or transactions contemplated hereby without the prior consent of Purchaser, Seller and AAG, except as required by law. Notwithstanding the foregoing or any contrary agreement or understanding, the parties (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such U.S. federal income tax treatment and U.S. federal income tax structure.

Section 10.2. SURVIVAL. The provisions of Section 10.1 shall survive the termination of this Agreement.


                           ARTICLE XI
                     DAMAGE AND DESTRUCTION

          Section 11.1. EFFECT OF DAMAGE. If all or any part of any Property is damaged by fire or other casualty occurring following the date hereof and prior to the Closing Date, whether or not such damage affects a material part of any Property,

 (a) if the estimated cost of repair or restoration with respect to any one Property is less than or equal to Two Hundred Thousand Dollars ($200,000) or twenty percent (20%) or less of the parking spaces of any Property are damaged, neither party shall have the right to terminate this Agreement and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said destruction or damage and without any extension of the Closing Date. In such event, Seller shall make a claim for and have the right to collect any casualty insurance proceeds received under the casualty insurance policies in effect with respect to the Properties on account of said physical damage or destruction and Seller shall promptly proceed to perform the requisite repairs and rebuild the Building to substantially the same condition as it existed prior to the occurrence of such fire or other casualty, it being contemplated that insurance proceeds will be assigned to Seller, and that Seller, will be responsible for the amount of any deductible (but the completion of such repairs and restoration shall not be in condition to Purchaser's obligation to close so long as the Lease for such Property specifically provides that the Tenant shall pay rent during the pendency of such repairs and the Tenant is not otherwise able to terminate the Lease by reason of such damage); and

(b) if the estimated cost of repair or restoration with respect to any one (1) Property exceeds Two Hundred Thousand Dollars ($200,000) or more than twenty (20%) of the parking spaces for any Property are destroyed (in either case, a "CASUALTY PROPERTY"), Seller or Purchaser, shall have the option, exercisable within thirty (30) days after the occurrence of such fire or other casualty and such party's receipt of such factual information regarding the casualty and availability of insurance proceeds as is reasonably sufficient to enable such party to make an informed decision about whether or not to proceed to Closing, to eliminate such Casualty Property from the sale contemplated by this Agreement in which event the Purchase Price shall be reduced by the amount allocated to such Casualty Property on Schedule 4.3 attached hereto and this Agreement shall be deemed canceled and of no further force or effect with respect to the Casualty Property only, except for those rights and obligations expressly stated to survive expiration or termination of this Agreement, and neither party shall have any further rights or liabilities against or to the other with respect to the Casualty Property. Any Casualty Property eliminated by Purchaser from the sale contemplated hereunder shall not be deemed a Due Diligence Default for purposes of Section 4.7 of this Agreement. If a fire or other casualty described in this subsection (b) shall occur and neither party shall have elected to eliminate such Casualty Property from the transaction contemplated by this Agreement, then in such event, irrespective of the cost of repair or restoration exceeding Two Hundred Thousand Dollars ($200,000) or whether more than twenty percent (20%) of the parking spaces for any Property are destroyed, the Closing Date with respect to such Casualty Property (but not the other Properties) shall be adjourned for a period of time reasonably determined to be necessary by Seller to make the repair or restoration, but in any event not later than November 30, 2006.

   Section 11.2. ESTIMATES. The estimated cost to repair and/or restore contemplated in Section 11.1 above shall be established by estimates obtained by Seller from independent contractors, subject to Purchaser's review and reasonable approval of the same and the provisions of Section 11.3 below.

Section 11.3. DISPUTES. Any disputes under this Article XI as to the cost of repair or restoration shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the expedited commercial arbitration rules then obtaining of the American Arbitration Association.


                           ARTICLE XII
                          CONDEMNATION

 Section 12.1. EFFECT OF CONDEMNATION. If, prior to the Closing Date, any part of any Property is taken, or if Seller shall receive an official notice from any governmental authority having eminent domain power over any of the Properties of its intention to take, by eminent domain proceeding, all or any portion of any of the Properties (in either case, a "Taking"), then:

(a) if such Taking with respect to any Property is less than or equal to Two Hundred Thousand Dollars ($200,000), does not affect more than twenty percent (20%) of the parking spaces of any
Property and otherwise would not allow for termination of the Lease or reduction, abatement or offset of rent under the Lease if such Taking occurred during the Term of the Lease, does not impair Seller's ability to conduct its business at the Properties, and will not result in the Property violating any federal, state or local law, regulation or ordinance, neither party shall have any right to terminate this Agreement, and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking and without any extension of the Closing Date; PROVIDED, HOWEVER, that Purchaser and Seller shall be entitled to make a claim for any award or other proceeds of such Taking , and Seller may receive and keep the portion of such proceeds or award necessary to restore the Property in order to operate the Seller's business on the Property. The net proceeds of any such award after such restoration shall be delivered to Purchaser; and

(b) if such Taking with respect to any Property is more than Two Hundred Thousand Dollars ($200,000), affects more than twenty percent (20%) of the parking spaces of any Property, would allow for termination of the Lease if such taking occurred during the Term of the Lease or reduction, abatement or offset of rent under the Lease, or impairs Seller's ability to operate its business at any Property or results in the Property violating any federal, state or local law, regulation or ordinance (a "TAKING PROPERTY"), either Seller or Purchaser, shall have the option, exercisable within thirty (30) days after such Taking or notice that such Taking will occur and such party's receipt of such factual information regarding the Taking and the availability of awards or other proceeds of such Taking as is reasonably sufficient to enable such party to make an informed decision about whether or not to proceed to Closing, to exclude such Taking Property from the sale contemplated by this Agreement in which case the Purchase Price shall be reduced by the amount allocated to such Taking Property on Schedule 4.3 attached hereto and this Agreement shall be deemed canceled and of no further force or effect with respect to the Taking Property only, except for those rights and obligations expressly stated to survive expiration or termination of this Agreement, and neither party shall have any further rights or liabilities against or to the other with respect to the Taking Property. Any Taking Property eliminated by Purchaser from the sale contemplated hereunder shall not be deemed a Due Diligence Default for purposes of
Section 4.7 of this Agreement. If a Taking described in this subsection (b) shall occur and neither party shall have elected to eliminate such Taking Property from the transaction contemplated by this Agreement, then Purchaser and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, however, that Seller may receive and keep the portion of any award or other proceeds of such Taking necessary to restore the Property in order to operate the Seller's business thereon, the net proceeds of any such award after such restoration shall be delivered to Purchaser, and the Closing Date with respect to such Property (but not the other Properties) shall be adjourned for a period of time reasonably determined to be necessary by Seller to make the repair or restoration, but in no event later than November 30, 2006.
(c) Any disputes under this ARTICLE XII as to whether the Taking is less than or equal to Two Hundred Thousand Dollars ($200,000), affects more than twenty percent (20%) of the Parking Spaces for any Property or impairs Seller's ability to conduct its business at such Property shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the expedited commercial arbitration rules then obtaining of the American Arbitration Association.


                          ARTICLE XIII
                 DEFAULT BY PURCHASER OR SELLER

 Section 13.1. PURCHASER DEFAULT. If Purchaser shall default in the payment of the Purchase Price or if Purchaser shall default in the performance of any of its other obligations to be performed on the Closing Date, Seller shall have the right, as its sole and exclusive remedy by reason thereof (in lieu of prosecuting an action for damages or proceeding with any other legal course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Seller, to the extent legally permissible, following and upon advice of its counsel), to terminate this Agreement and to retain the Deposit (and any interest earned thereon).

Section 13.2. SELLER DEFAULT. If Seller shall default in any of its obligations to be performed on the Closing Date, Purchaser, as its sole remedies by reason thereof (in lieu of prosecuting an action for damages or proceeding with any other legal course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Purchaser, to the extent legally permissible, following and upon advice of its counsel), shall have the right: (i) to seek to obtain specific performance of Seller's obligations hereunder, provided that any action for specific performance shall be commenced within one hundred and twenty (120) days after such default, and if Purchaser prevails thereunder, Seller shall reimburse Purchaser for all reasonable legal fees, court costs and all other reasonable costs of such action; or (ii) to terminate this Agreement and receive a return of the Deposit (together with any interest earned thereon), in which event Seller shall reimburse Purchaser on demand for all of Purchaser's out-of-pocket costs and expenses (including, without limitation, the cost of third-party reports, travel expenses and reasonable attorneys' fees and expenses) reasonably incurred in connection with this Agreement (but in no event shall the amount of such reimbursement exceed Fifty Thousand Dollars ($50,000) in the aggregate), it being understood that if Purchaser fails to commence an action for specific performance within one hundred and twenty (120) days after such default, Purchaser shall be deemed to have elected the remedy under this subpart (ii). If Purchaser elects or is deemed to have elected the remedy set forth in subpart (ii) of the immediately preceding sentence, then upon return and delivery of the Deposit, this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder, except for those rights and obligations expressly stated to survive expiration or termination of this Agreement.

Section 13.3. SURVIVAL. The provisions of this ARTICLE XIII shall survive the termination hereof.


                           ARTICLE XIV
                    MISCELLANEOUS PROVISIONS

   Section 14.1. SEVERABILITY. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, this Agreement shall be construed without such term, covenant, condition or provision.

Section 14.2. RIGHTS CUMULATIVE; WAIVERS. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of any of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing executed by all of the parties hereto. Failure to exercise or any delay in exercising any of such rights also shall not operate as a waiver or variation of that or any other such right. Defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

Section 14.3. HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.
      Section 14.4. CONSTRUCTION. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plurals of such nouns or pronouns and pronouns of one gender shall be deemed to include the equivalent pronouns of the other gender.

   Section 14.5. ASSIGNMENT. Purchaser may assign its rights to purchase any Property under this Agreement to one or more persons or entities controlling, controlled by or under common control with, or managed by, Purchaser or AEI Fund Management, Inc., and may delegate its rights to purchase any Property hereunder to any such persons or entities. Except as provided in the immediately preceding sentence, Purchaser shall not assign its rights under this Agreement to any other party without the prior written consent of Seller. No assignment hereunder shall release Purchaser from its obligations under this Agreement.

Section 14.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute one and the same
Agreement.

Section 14.7. GOVERNING LAW. This Agreement shall be construed, and the rights and obligations of Seller and Purchaser hereunder shall be determined, in accordance with the laws of the State of Indiana.

Section 14.8. JURISDICTION; VENUE. For the purposes of any suit, action or proceeding involving this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts sitting in Indianapolis, Indiana, and consent that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and the parties hereto agree that such court shall have exclusive jurisdiction over any such suit, action or proceeding commenced under this Agreement. Each party hereby irrevocably waives any objection that it may have now or hereafter to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in Indianapolis, Indiana, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 14.9. WAIVER OF TRIAL BY JURY. The parties hereto waive any right to a trial by jury of any dispute arising under or relating to this Agreement.

Section 14.10. BROKERS AND ADVISORS. Seller and Purchaser each warrants and represents to the other that it has not dealt or negotiated with any broker in connection with the sale of the Properties as provided by this Agreement. Seller and Purchaser each hereby agrees to indemnify, defend and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party. The provisions of this Section
14.10 shall survive the Closing and the termination of this Agreement.

Section 14.11. INTEGRATION. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the specific matters agreed to herein and supersedes all prior agreements or understandings between the parties with respect to the matters contained herein. The parties hereto acknowledge that no oral or other agreements, understandings, representations or warranties exist with respect to this Agreement or with respect to the obligations of the parties hereto under this Agreement, except those specifically set forth in this Agreement.

Section 14.12. AMENDMENTS. This Agreement may not be changed, modified or terminated, except by an instrument in writing signed by the parties hereto.

Section 14.13. FURTHER ASSURANCES; COOPERATION. The parties will execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required for the better assuring, conveying, assigning, transferring and confirming unto Purchaser the Properties and for carrying out the intentions or facilitating the consummation of the transactions contemplated by this Agreement. In furtherance thereof, the parties hereto shall cooperate with each other to effectuate the transactions contemplated by this Agreement and to minimize transaction costs. The provisions of this Section 14.13 shall survive the Closing.

Section 14.14. NO RECORDING. Neither this Agreement nor any memorandum hereof may be recorded without first obtaining
Seller's prior written consent thereto.

Section 14.15. TRANSACTION CHARACTERIZATION. (a) It is the intent of the parties that the conveyance of the Properties to Purchaser be an absolute conveyance in effect as well as form, and the instruments of conveyance to be delivered at Closing are not intended to serve or operate as a mortgage, equitable mortgage, security agreement, trust conveyance or financing or trust arrangement of any kind, nor as a preference or fraudulent conveyance against any creditors of Seller. After the execution and delivery of the instruments of conveyance described in
Section 5.2, Seller will have no legal or equitable interest or any other claim or interest in the Properties other than as set forth in the Lease. Furthermore, the parties intend for the Lease to be a true operating lease and not a transaction creating a financing lease, capital lease, equitable mortgage, mortgage, deed of trust, security interest or other financing arrangement, and the economic realities of the Lease are those of a true lease.

   (b) Notwithstanding the existence of the Lease, none of the parties shall contest the validity, enforceability or characterization of the sale and purchase of the Properties by Purchaser pursuant to this Agreement as an absolute conveyance, and both parties shall take reasonable action to support the intent expressed herein that the purchase of the Properties by Purchaser pursuant to this Agreement provides for an absolute conveyance and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs. The provisions of this Section 14.15 shall survive the Closing.


    [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]



IN   WITNESS   WHEREOF,   the  parties   hereto   have   executed
this Agreement as of the date first referenced above.

SELLER:

APPLE INDIANA II LLC           APPLE PENNSYLVANIA LLC

By:Apple American Group LLC,   By:Apple American Group LLC,
   its Managing Member            its Managing Member

   By: /s/ Lorin Cortina       By: /s/ Lorin Cortina
   Name:   Lorin Cortina       Name:   Lorin Cortina
   Title:  EVP/CFO             Title:  EVP/CFO

APPLE WASHINGTON LLC              B.T. WOODLIPP, INC.

By:Apple American Group LLC,
   its Managing Member

   By: /s/ Lorin Cortina       By:/s/ Lorin Cortina
   Name:   Lorin Cortina       Name:  Lorin Cortina
   Title:  EVP/CFO             Title: EVP/CFO

PURCHASER:

AEI FUND MANAGEMENT, INC.

By:/s/ Robert P Johnson
Name:  Robert P Johnson
Title: President





                            EXHIBIT A

                       LEGAL DESCRIPTIONS



E. WASHINGTON

PARCEL 1:

Part  of  the  East Half of the Southwest Quarter of  Section  1,
Township 15 North, Range 4 East of the Second Principal Meridian,
Warren   Township,  Marion  County,  Indiana,  more  particularly
described as follows:

Commencing at a brass plug marking the intersection of the centerline of Washington Street (U.S. 40) with the West line of the of the East Half of the Southwest Quarter of Section 1, Township 15 North, Range 4 East; thence on said centerline North 86 degrees 26 minutes 34 seconds East (assumed bearing) 675.10 feet to an angle point in said centerline; thence continuing on said centerline North 86 degrees 27 minutes 34 seconds East 34.90 feet; thence deflecting 90 degrees 00 minutes 00 seconds right South 03 degrees 32 minutes 26 seconds East 40.00 feet to the South right-of-way line of said Washington Street per I.S.H.C. Federal Aid Project No. 13, Sec. F and A3 (1938) Sheet No. 13, being the POINT OF BEGINNING of the herein described real estate; thence on said 40-foot right-of-way line North 86 degrees 27 minutes 34 seconds East 178.26 feet to the East line of land described in a deed to Venture Stores, Inc., recorded as Instrument No. 92-37757 in the Office of the Recorder of Marion County, Indiana; thence on the East line of said land, parallel with the West line of said East Half South 00 degrees 00 minutes 50 seconds East 254.88 feet; thence North 89 degrees 58 minutes 36 seconds West 206.33 feet to the point of curvature of a non-tangent curve concave Northeasterly, having a radius of 39.99 feet and a central angle of 78 degrees 11 minutes 50 seconds; thence Northwesterly on said curve, an arc distance of 54.58 feet (said arc being subtended by a chord which bears North 49 degrees 30 minutes 04 seconds West 50.44 feet) to a non-tangent line; thence North 00 degrees 03 minutes 17 seconds East 152.34 feet; thence parallel with said right-of-way line North 86 degrees 26 minutes 34 seconds East 19.73 feet; thence parallel with the West line of said East Half North 00 degrees 00 minutes 50 seconds West 39.32 feet to the South right-of-way line of said Washington Street per Indiana State Highway Department Project No. 246 (23) 1955, Sheet 10; thence on said right-of-way line North 86 degrees 26 minutes 34 seconds East 13.02 feet to an angle point; thence on said right-of way line North 86 degrees 27 minutes 34 seconds East 34.89 feet; thence North 03 degrees 32 minutes 26 seconds West 15.00 feet to the POINT OF BEGINNING.

PARCEL 2:

A non-exclusive easement for ingress and egress as set out in an agreement recorded September 27, 1996 as Instrument No. 96-134926 in the Office of the Recorder of Marion County, Indiana, described as follows:

A  strip  of ground over a part of the East Half of the Southwest
Quarter  of  Section 1, Township 15 North, Range 4  East  of  the
Second   Principal  Meridian,  Warren  Township,  Marion  County,
Indiana, more particularly described as follows:

Commencing at a brass plug marking the intersection of the centerline of Washington Street (U.S. 40) with the West line of the East Half of the Southwest Quarter of Section 1, Township 15 North, Range 4 East; thence on said centerline an assumed bearing of North 86 degrees 26 minutes 34 seconds East 595.76 feet; thence South 00 degrees 03 minutes 17 seconds West 55.11 feet to a point on the Southerly right-of-way line of Washington Street as established on I.S.H.C. Project No. 13, Sections F and A3,
(1938), Sheet 13, said point being the POINT OF BEGINNING of the herein described real estate; thence on said right-of-way line North 86 degrees 26 minutes 34 seconds East 50.10 feet; thence South 00 degrees 03 minutes 17 seconds West 191.87 feet to the point of curvature of a non-tangent curve concave Northeasterly, having a radius of 39.99 feet and a central angle of 78 degrees 11 minutes 50 seconds; thence Southeasterly on said curve, an arc distance of 54.58 feet (said arc being subtended by a chord which bears South 49 degrees 30 minutes 04 seconds East 50.44 feet) to a non-tangent line; thence South 89 degrees 58 minutes 36 seconds East 206.33 feet to the East line of said land described in a deed to Venture Stores, Incorporated, recorded in Instrument No. 92-37757 in the Office of the Recorder of Marion County, Indiana; thence on the East line of said land South 00 degrees 00 minutes 50 seconds East 31.00 feet; thence North 89 degrees 58 minutes 36 seconds West 294.74 feet; thence North 00 degrees 03 minutes 17 seconds West 267.57 feet to said right-of-way line and the POINT OF BEGINNING.

PARCEL 3:

A non-exclusive easement for ingress and egress as set out in an agreement recorded April 1, 1992, as Instrument No. 92-37761, in the Office of the Recorder of Marion County, Indiana.

PARCEL 4:

Non-exclusive easements as set out in that certain Outlot, Construction, Operation, Maintenance and Reciprocal Easement
Agreement recorded September 27, 1996, as Instrument No. 96-134926, in the Office of the Recorder of Marion County, Indiana.



FISHERS

PARCEL 1:

Out Lot "D" of the Replat of Lots 1 and 2 of the Replat of Block "L" in North By Northeast Business Park - Section One, as per replat thereof, recorded as Instrument No 95-58716, in Plat Cabinet No. 1, Slide No. 619, in the Office of the Recorder of Hamilton County, Indiana.

PARCEL 2:

A non-exclusive easement for access as set forth and described in Access Easement, recorded November 8,1995 as Instrument No. 95-
60012 in the Office of the Recorder of Hamilton County, Indiana.

PARCEL 3:

Non-exclusive easements for access, utilities and drainage as created in a Declaration of Covenants And Restrictions For North By Northeast Business Park recorded May 30, 1989 as Instrument No. 89-10815, as amended by First Amendment recorded July 23,1997 as Instrument No. 97-29691 as modified by the Modification recorded September 10, 1997 as Instrument No. 97-37871 in the Office of the Recorder of Hamilton County, Indiana.